Exhibit 10.1

RESTRICTED STOCK TRANSFER AGREEMENT

THE CHILDREN’S PLACE, INC.

August 11, 2026

This Restricted Stock Transfer Agreement (the “Agreement”), effective as of August 11, 2026, is entered into by and between Mithaq Capital SPC (the “Shareholder”), and Muhammad Asif Seemab (the “Awardee”) with respect to the Awardee’s service to The Children’s Place, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Shareholder desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to retain a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Shareholder desires to transfer to the Awardee shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), held by the Shareholder subject to certain restrictions on transfer and risks of forfeiture, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.            Award.

(a)           Subject to the terms and conditions set forth in this Agreement, the Shareholder hereby transfers to the Awardee five hundred thousand (500,000) shares of Common Stock (the “Restricted Shares”) held by the Shareholder, which Restricted Shares shall be subject to the restrictions on transfer and risks of forfeiture set forth herein. The restrictions and risks of forfeiture applicable to the Restricted Shares shall lapse with respect to the applicable tranche of Restricted Shares upon the achievement of the market capitalization milestones set forth in Exhibit A to this Agreement (each such achievement, a “Vesting Event”), as follows: (i) one-third (1/3) of the Restricted Shares (166,667 shares) shall vest upon the first occurrence of a Vesting Event set forth in Tranche 1 of Exhibit A; (ii) one-third (1/3) of the Restricted Shares (166,667 shares) shall vest upon the first occurrence of a Vesting Event set forth in Tranche 2 of Exhibit A; and (iii) the final one-third (1/3) of the Restricted Shares (166,666 shares) shall vest upon the first occurrence of a Vesting Event set forth in Tranche 3 of Exhibit A. For purposes of this Agreement, the Company’s “market capitalization” shall be determined by multiplying (x) the total number of shares of Common Stock outstanding as of the applicable date of determination by (y) the VWAP of a share of Common Stock as of such date. “VWAP” means, as of any date of determination, the volume-weighted average closing price of a share of Common Stock on NASDAQ (or such other national securities exchange on which the Common Stock is then listed) over the forty-five (45) consecutive trading day period ending on, and including, such date of determination (or, if such date is not a trading day, the immediately preceding trading day).

(b)           Notwithstanding anything herein to the contrary, any Restricted Shares that have not vested on or prior to the fifth (5th) anniversary of the date of this Agreement (the “Expiration Date”) shall be immediately forfeited and returned to the Shareholder, unless (i) the forfeiture and returning of such Restricted Shares to Shareholder on such date would give rise to any profit on behalf of either the Shareholder or the Awardee that would be recoverable by the Company pursuant to 15 U.S. Code § 78p(b) (“short-swing profits”) (in which case the Expiration Date shall be automatically extended until the first date on which such forfeiture and returning of such Restricted Shares would not give rise to short-swing profits; provided that the Expiration Date shall not be extended by more than six months in the aggregate pursuant to this clause (i) without the written consent of the Shareholder) or (ii) the Shareholder, in its sole discretion, grants a written extension of the Expiration Date, in which case (in the case of each of clause (i) and clause (ii) of this Section 1(b)) such unvested Restricted Shares shall remain outstanding and subject to the terms of this Agreement until the extended expiration date specified by the Shareholder or otherwise applicable pursuant to clause (i). For the avoidance of doubt, the transfer by the Shareholder of the Restricted Shares is in addition to any other compensation to which the Awardee may otherwise be entitled in respect of the Awardee’s service to the Company.

2.            Termination.

(a)           If the Awardee’s employment with the Company terminates for any reason prior to the occurrence of a Vesting Event with respect to any tranche of Restricted Shares, such unvested Restricted Shares will be immediately forfeited and returned to the Shareholder unless (i) the forfeiture and returning of such Restricted Shares to Shareholder on such date would give rise to short-swing profits (in which case the forfeiture and return date shall be automatically extended until the first date on which such forfeiture and returning of such Restricted Shares would not give rise to short-swing profits; provided that the forfeiture and return date shall not be extended by more than six months in the aggregate pursuant to this clause (i) without the written consent of the Shareholder) or (ii) otherwise specifically provided by the Shareholder. For purposes of this Agreement, the Awardee will not be considered to have incurred a termination of employment with the Company unless the Awardee’s employment has terminated from the Company and each of its subsidiaries and Affiliates.

(b)           For purposes of this Agreement, “Board” shall mean the board of directors of the Company.

3.            Dividends. During the period in which the Restricted Shares remain subject to restrictions and risks of forfeiture hereunder, the Awardee shall be entitled to receive any dividends declared and paid by the Company in respect of the Restricted Shares; provided, however, that any such dividends paid in respect of Restricted Shares that have not yet vested shall be held in escrow by the Shareholder and shall be subject to the same restrictions, risks of forfeiture and vesting conditions as the underlying Restricted Shares to which such dividends relate. Upon the vesting of the applicable Restricted Shares, any accumulated dividends in respect of such Restricted Shares shall be paid to the Awardee. Upon the forfeiture of any Restricted Shares, any accumulated and unpaid dividends in respect of such forfeited Restricted Shares shall also be forfeited.

4.            Withholding Taxes. Each of the Shareholder and the Awardee shall be solely responsible for the payment of any and all taxes imposed on or incurred by such party in connection with the transfer, vesting or forfeiture of the Restricted Shares, or any other payment or transfer under this Agreement. The Company or its subsidiary shall have the right (but not the obligation) and is hereby authorized to withhold from amounts payable and/or property deliverable to the Awardee, the amount of any required withholding taxes in respect of the Restricted Shares, or any other payment or transfer under this Agreement, and to take such other action as may be necessary in the opinion of the Board or a committee thereof, as applicable, or the Company to satisfy all obligations for the payment of such withholding taxes.

5.            Stockholder Rights; Transfer Restrictions. Upon the transfer of the Restricted Shares, the Awardee shall have all rights of a stockholder of the Company with respect to the Restricted Shares, including the right to vote such shares and to receive dividends thereon (subject to Section 3 (Dividends) above); provided, however, that the Restricted Shares shall be subject to the restrictions on transfer and risks of forfeiture set forth in this Agreement. Prior to the lapsing of the restrictions applicable to any Restricted Shares, the Awardee may not sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) this Agreement or any of the unvested Restricted Shares. The Shareholder may, in its discretion, require that any certificates representing the Restricted Shares be held in custody by the Shareholder or its designee until the restrictions thereon shall have lapsed, and that the Awardee deliver a stock power, endorsed in blank, relating to the Restricted Shares. The Awardee further acknowledges that, in addition to the other restrictions set forth in this Agreement, the Restricted Shares may constitute “control securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) by virtue of the Awardee’s status as an affiliate of the Company (as such term is defined in Rule 144 promulgated under the Securities Act), and that any sale, transfer or other disposition of the Restricted Shares, including following the lapse of the restrictions and risks of forfeiture set forth herein, shall be subject to compliance with all applicable requirements under the Securities Act, including the volume, manner of sale, notice and other requirements of Rule 144 or another available exemption from registration under the Securities Act. The Company shall be under no obligation to register the Restricted Shares for resale. The Awardee agrees not to sell, transfer or otherwise dispose of any Restricted Shares except in compliance with this Section 5 and all applicable federal and state securities laws.

6.            Restrictions. Subject to any exceptions set forth in this Agreement, during the period commencing on the date of this Agreement and ending on the date on which the restrictions and risks of forfeiture applicable to the Restricted Shares have lapsed in accordance with the terms of this Agreement (the “Restricted Period”), the Restricted Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Awardee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Shares or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Shares will be forfeited by the Awardee and all of the Awardee’s rights to such shares shall immediately terminate without any payment or consideration from the Company or the Shareholder. For the avoidance of doubt, the expiration of the Restricted Period shall not relieve the Awardee of any obligations or restrictions imposed by applicable federal and state securities laws with respect to the sale, transfer or other disposition of the Restricted Shares, including any restrictions arising from the Awardee’s status as an affiliate of the Company and the requirements of Rule 144 or another available exemption from registration under the Securities Act.

7.            Changes in Capitalization. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an amendment to this Agreement is determined by the Shareholder, in its sole discretion to be necessary or appropriate, then this Agreement shall be amended in such manner as the Shareholder may deem equitable.

8.            Government Regulations. Notwithstanding anything contained herein to the contrary, the Shareholder’s obligation to transfer the Restricted Shares or any certificates evidencing such shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.            Administration. The Shareholder, acting in good faith, will have the sole discretion and authority to administer and interpret this Agreement. The decisions of the Shareholder will be final, binding and conclusive on the Awardee and the Company.

10.          Representations and Warranties of the Awardee. The Awardee hereby represents and warrants to the Shareholder that:

(a)           Purchase Entirely for Own Account. This Agreement is made with the Awardee in reliance upon the Awardee’s representation to the Shareholder, which by the Awardee’s execution of this Agreement, the Awardee hereby confirms, that the Restricted Shares to be acquired by the Awardee will be acquired for investment for the Awardee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Awardee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Awardee further represents that the Awardee does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Restricted Shares.

(b)           Disclosure of Information. The Awardee has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Restricted Shares with the Company’s management and has had an opportunity to review the Company’s facilities, and as Executive Vice-Chairman, President and Interim Chief Executive Officer of the Company he possesses extensive knowledge regarding the Company, its operations, and its business and financial prospects.

(c)           Restricted Securities. The Awardee understands that the Restricted Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Awardee’s representations as expressed herein. The Awardee understands that the Restricted Shares are “restricted securities” or “control securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Awardee must hold the Restricted Shares indefinitely, unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Awardee acknowledges that the Company has no obligation to register or qualify the Restricted Shares for resale. The Awardee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the Restricted Period, and on requirements relating to the Company which are outside of the Awardee’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)           Legends. The Awardee understands that the Restricted Shares may be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (C) A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THESE SECURITIES ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE COMPANY, AND ANY RESALE OF THESE SECURITIES MAY BE SUBJECT TO THE VOLUME, MANNER OF SALE, NOTICE, AND OTHER REQUIREMENTS OF RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, OR SUCH OTHER EVIDENCE AS THE COMPANY MAY REASONABLY REQUEST, TO ESTABLISH THAT ANY PROPOSED TRANSFER COMPLIES WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(e)           Accredited Investor. The Awardee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)            No General Solicitation. The Awardee has not directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the transfer of the Restricted Shares.

(g)           Exculpation By Awardee. The Awardee acknowledges that it is not relying upon any Person in making its decision to acquire the Restricted Shares.

(h)           Residence. The Awardee resides in the state or province identified in the address of the Awardee set forth on the Awardee’s signature page or Exhibit B.

11.           Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company or its subsidiaries.

12.           Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by electronic mail, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company and the Shareholder at their respective principal offices or to the Awardee at his or her address and/or email address, as applicable, as contained in the records of the Company.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

14.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

15.           Interpretation. The Shareholder, acting in good faith, shall have final authority to interpret and construe this Agreement and to make any and all determinations under it, and its decision shall be binding and conclusive upon the Awardee and his or her legal representative in respect of any questions arising under this Agreement. By signing this Agreement, Awardee acknowledges that he or she has had an opportunity to review this Agreement and agrees to be bound by all the terms and provisions of this Agreement.

16.           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Shareholder and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior written consent of the Shareholder and the Company. Any attempted assignment in violation of this Section 16 shall be null and void. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

17.          Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Shareholder and the Awardee.

18.          Survivorship. This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding hereunder and shall not be terminated by either party without the express written consent of both parties.

19.           Section 83(b) Election. The Awardee may, within thirty (30) days following the date of this Agreement, file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service, substantially in the form attached hereto as Exhibit B. If the Awardee makes such an election, the Awardee shall notify the Company and the Shareholder in writing within one (1) business day after filing such election with the Internal Revenue Service and shall provide the Company and the Shareholder with a copy of the executed election. The Awardee acknowledges that it is the Awardee’s sole responsibility to timely file any such election, and neither the Company nor the Shareholder shall have any obligation or liability in connection therewith.

20.          Third Party Beneficiaries. Except as provided in the immediately following sentence, there are no third party beneficiaries to this Agreement.  The Company shall be a third party beneficiary of, and entitled to enforce, Section 4, Section 10, Section 16 and Section 19 of this Agreement..

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement as of the date first written above.

MITHAQ CAPITAL SPC

By:	/s/ Turki Saleh A. AlRajhi
	Name:	Turki Saleh A. AlRajhi
	Title:	Director
	Date:	August 11, 2026

AWARDEE

By:	/s/ Muhammad Asif Seemab
	Name:	Muhammad Asif Seemab
	Date:	August 11, 2026

[Signature Page to Restricted Stock Transfer Agreement]

Exhibit A

Market Capitalization Milestone*	Number of Restricted Shares
Tranche 1: Market capitalization of the Company equals or exceeds $265,000,000	166,667
Tranche 2: Market capitalization of the Company equals or exceeds $400,000,000	166,667
Tranche 3: Market capitalization of the Company equals or exceeds $600,000,000	166,666

*	Shall be subject to adjustment as determined by the Shareholder in connection with any corporate transactions or events affecting the Company’s market capitalization.

Exhibit B

Section 83(b) Election

[See Attached]

SECTION 83(b) ELECTION INSTRUCTIONS

Set out below are instructions for completing these forms. You should obtain your own tax advice regarding this election. You must file this election within 30 days following the grant date of the shares issued to you.

1.	Complete Section 83(b) Election Cover Letter:

☐	Date the letter.

☐	Include your Social Security Number in the letter.

☐	Include appropriate IRS Address. Please refer to the IRS website for the proper IRS address (which will be based on the state in which you live and will be the same state you include in your personal, federal tax return): https://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040. The IRS address we have included in the attached cover letter applies for individuals who reside in the following states: Connecticut, Delaware, District of Columbia, Illinois, Indiana, Iowa, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Jersey, New York, Rhode Island, Vermont, Virginia, West Virginia, and Wisconsin. You should confirm that the correct IRS address has been included in the cover letter using the information on the IRS website.

☐	Sign the letter (e-signature is acceptable).

2.	Complete Section 83(b) Election:

☐	Confirm your name and include your address.

☐	Include your social security number.

☐	Confirm the number of shares granted to you.

☐	Sign and date the form (e-signature is acceptable).

3.	Provide Copy of Cover Letter and Section 83(b) Election to the Company.

4.	Retain Copy of Cover Letter and Section 83(b) Election for Your Records.

☐	If you intend to file a copy of the election with your annual tax return, you must retain two (2) copies of the completed 83(b) election form for filing with your Federal and state tax returns for the current tax year.

5.	Mail Original Cover Letter and Section 83(b) Election to IRS:

☐	Must be mailed (postmarked) within 30 days after the grant date of the shares issued to you.

☐	Should be mailed by registered or certified mail, return receipt requested (although registered or certified mail is not required).

☐	Must be mailed to the appropriate IRS Address, which, as noted above, is based on the state in which you live and will be the same state you include in your personal, federal tax return.

THE 83(b) ELECTION SHOULD BE SENT IMMEDIATELY BECAUSE YOU ONLY HAVE 30 DAYS FROM THE GRANT DATE WITHIN WHICH TO MAKE THE ELECTION. THE IRS DOES NOT GRANT ANY WAIVERS, LATE FILINGS OR EXTENSIONS FOR THIS ELECTION. YOU ARE SOLELY RESPONSIBLE FOR THE TIMELY FILING OF YOUR OWN SECTION 83(b) ELECTION AND ANY TAX CONSEQUENCES TO YOU IF YOU FAIL TO MAKE A TIMELY 83(b) ELECTION.

________, 20__

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Department of the Treasury

Internal Revenue Service

[Kansas City, MO 64999-0002]

Re:	83(b) Election of ________________________________

Social Security Number:

Dear Sir/Madam:

Enclosed is an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to: shares of Common Stock, par value $0.10 per share, of The Children’s Place, Inc. that were transferred to me on ______________, 20__.

The attached information is submitted as required by Treas. Reg. § 1.83-2(e).

Sincerely,

_______________________________

encl.

cc:	The Children’s Place, Inc.

Mithaq Capital SPC

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, and makes this statement, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), pursuant to Treasury Regulations Section 1.83-2, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

(1)	The taxpayer who is performing the services in connection with which the property was transferred is:

Name:

Address:

City, State, Zip:

Social Security Number:

(2)	The property with respect to which this election is made is _______ shares of Common Stock, par value $0.10 per share (the “Shares”), of The Children’s Place, Inc.

(3)	The property was transferred to the taxpayer on ______________, 20__.

(4)	The taxable year for which this election is being made is the calendar year 20__.

(5)	The property is subject to the following restrictions: The Shares are subject to certain market capitalization-based vesting conditions and are subject to forfeiture and return to the transferring shareholder if the vesting conditions are not satisfied or if the taxpayer’s employment with the Company terminates prior to vesting.

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per Share, for a total of $_____.

(7)	The amount paid for such property is $0 per Share, for a total of $0.

(8)	The amount to include in gross income is $_____.

(9)	A copy of this statement was furnished to The Children’s Place, Inc., for whom taxpayer rendered the services underlying the transfer/grant of such property.

(10)	This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Code.

Dated:	________________________________________	Taxpayer:	______________________________________________

This election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her Federal income tax returns and must be filed within 30 days after the date of grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain a copy for his or her records. Pursuant to Final Regulations adopted on July 26, 2016 under Section 83(b) of the Code, the taxpayer is no longer required to file a copy of this election with his or her annual tax return. However, the taxpayer may choose to do so following consultation with his or her personal tax advisor. If the taxpayer intends to file a copy of the election with his or her annual tax return, the taxpayer must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year.